Exhibit 99.1

FOR IMMEDIATE RELEASE

PAA Natural Gas Storage Reports

Second-Quarter 2013 Results

(Houston — August 5, 2013) PAA Natural Gas Storage, L.P. (NYSE: PNG) reported second-quarter 2013 results as summarized below:

Summary Financial Information(1)

(in millions, except per unit data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Change	2013	2012	% Change

Net income	$16.6	$17.0	(2.5)%	$34.5	$33.0	4.6%

Net income per diluted limited partner unit (2)	$0.22	$0.23	(4.3)%	$0.46	$0.45	2.2%

EBITDA	$29.2	$28.0	4.0%	$59.2	$54.8	8.0%

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Change	2013	2012	% Change

Adjusted net income	$18.0	$18.6	(3.4)%	$37.5	$35.7	5.1%

Adjusted net income per diluted limited partner unit (2)	$0.24	$0.25	(4.0)%	$0.50	$0.48	4.2%

Adjusted EBITDA	$30.6	$29.7	3.1%	$62.1	$57.5	8.1%

Distribution declared for the period (2)	0.3575	0.3575	-

(1) The Partnership’s reported results include the impact of items that affect comparability between reporting periods. The impact of these items is excluded from adjusted results.  See the section of this release entitled “Non-GAAP Financial Measures, Segment Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding selected items that the Partnership believes impact comparability between reporting periods, as well as for information regarding non-GAAP financial measures (such as adjusted EBITDA) and their reconciliation to the most directly comparable GAAP measures.

(2) Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

“PNG reported second-quarter adjusted EBITDA that exceeded the high end of our guidance range,” said Dean Liollio, President of PAA Natural Gas Storage. “Our results were underpinned by our fee-based firm storage contracts, with over performance generated by merchant storage revenues previously expected to be realized later in the year and higher than forecasted oil revenues associated with liquids removal activities at our Bluewater facility.”

“Although market conditions for natural gas storage have weakened considerably over the last few months, we are pleased with the performance of our assets and our team through the first half of 2013 as well as our positioning for the remainder of the year.  Our organic growth projects remain on time and on budget, and we continue to execute our disciplined business strategy while maintaining a solid balance sheet and liquidity.”

The following table summarizes selected financial data for the second quarter and first half of 2013:

Summary of Selected Financial Data:

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenues
Firm storage services	$35,096	$35,475	$71,557	$69,282
Hub services and merchant storage (1)	78,600	64,336	168,944	138,092
Other	1,862	330	3,990	1,489
Total revenues	115,558	100,141	244,491	208,863

Storage-related costs (2)	(77,498)	(64,510)	(167,309)	(138,365)
Field operating costs	(3,863)	(3,009)	(7,253)	(6,056)
General and administrative expenses	(5,034)	(4,616)	(10,754)	(9,663)
Other income / (expense), net	(9)	28	(15)	17
EBITDA	$29,154	$28,034	$59,160	$54,796

Selected items impacting comparability	1,432	1,635	2,979	2,688
Adjusted EBITDA	$30,586	$29,669	$62,139	$57,484

(1)  Includes revenues associated with sales of natural gas through commercial marketing activities.

(2)  Includes costs associated with sales of natural gas through commercial marketing activities.

Second-quarter 2013 adjusted EBITDA increased 3.1% over comparable 2012 results.  This increase was primarily related to the realization of merchant storage revenues previously expected in the later portion of this year and higher than forecasted oil revenues associated with liquids removal activities at Bluewater, partially offset by higher field operating costs and G&A expenses.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

The Partnership’s common units and Series A subordinated units outstanding as of June 30, 2013 totaled 72.6 million.  An additional 13.5 million Series B subordinated units (which are not currently entitled to receive distributions) are outstanding and do not convert to Series A subordinated units unless certain performance conditions are met.

The Partnership will host a joint conference call with Plains All American Pipeline, L.P. (“PAA”) on August 6, 2013 (see details below).  Prior to this conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release as well as financial and operational guidance for the third quarter and full year of 2013.  A copy of the Form 8-K will be available on the Partnership’s website at www.pnglp.com, where PNG routinely posts important information about the Partnership.

Conference Call

The Partnership will host a joint conference call with PAA at 11 a.m. EDT on Tuesday, August 6, 2013 to discuss the following items:

1.   The Partnership’s second-quarter 2013 performance;

2.   An overview of and status report regarding the Partnership’s expansion projects;

3.   Capitalization and liquidity;

4.   Financial and operating guidance for the third quarter and full year of 2013; and

5.   The Partnership’s outlook for the future.

Conference Call Access Instructions

To access the Internet webcast of the conference call, please go to the Partnership’s website at www.pnglp.com, select “Investor Relations,” and then select “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Alternatively, access to the live conference call is available by dialing toll free (888) 276-0010. International callers should dial (612) 332-1210. No password is required. The slide presentation accompanying the conference call will be available a few minutes prior to the call under the “Conference Call Summaries” portion of the “Conference Calls” tab of the “Investor Relations” section of the PNG website at www.pnglp.com.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial (800) 475-6701 or (320) 365-3844 for international callers and enter replay access code 295443.  The replay will be available beginning Tuesday, August 6, 2013, at approximately 1:00 p.m. EDT and will continue until 12:59 a.m. EDT on September 7, 2013.

Non-GAAP Financial Measures, Segment Financial Measures and Selected Items Impacting Comparability

To supplement our financial information presented in accordance with GAAP, management uses adjusted EBITDA and distributable cash flow in its evaluation of past performance and prospects for the future. Management believes that the presentation of such additional financial measures provides useful information to investors regarding our financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide additional information about our core operations and ability to generate and distribute cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. Adjusted EBITDA and/or distributable cash flow may exclude, for example, the impact of unique and infrequent items, items outside of management’s control and/or items that are not indicative of our core operating results and business outlook, which we define as “selected items impacting comparability.”  We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects.

Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not fully identified and discussed in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

Adjusted EBITDA and other non-GAAP financial measures are reconciled to net income, the most comparable GAAP measure, for the periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our consolidated financial statements and notes thereto. In addition, the Partnership maintains on its website (www.pnglp.com) a reconciliation of adjusted EBITDA and certain commonly used non-GAAP financial information to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliations” link on the Investor Relations page.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward looking statements. These risks and uncertainties include, among other things, factors affecting demand for natural gas storage services and the rates we are able to charge for such services, including the balance between the supply of and demand for natural gas, the number of customers competing to acquire such services and the availability of alternatives to the services we offer; our ability to maintain or replace expiring storage contracts, or enter into new storage contracts, in either case at attractive rates and on otherwise favorable terms; a continuation of reduced volatility and/or lower spreads in natural gas markets for an extended period of time; factors affecting our ability to realize revenues from hub services and merchant storage transactions involving uncontracted or unutilized capacity at our facilities; operational, geologic or other factors that affect the timing or amount of crude oil and other liquid hydrocarbons that we are able to produce in conjunction with the operation of our Bluewater facility; the occurrence of a natural disaster, catastrophe, terrorist attack or other event, including attacks on our electronic and computer systems; market or other factors that affect the prices we are able to realize for crude oil and other liquid hydrocarbons produced in conjunction with the operation of our Bluewater facility; our ability to obtain and/or maintain all permits, approvals and authorizations that are necessary to conduct our business and execute our capital projects; the impact of operational, geologic and commercial factors that could result in an inability on our part to satisfy our contractual commitments and obligations, including the impact of equipment performance, cavern operating pressures and cavern temperature variances, salt creep and subsurface conditions or events; risks related to the ownership, development and operation of natural gas storage facilities, including

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

the risk of explosions at our facilities; failure to implement or execute planned internal growth projects on a timely basis and within targeted cost projections; the effectiveness of our risk management activities; the effects of competition; interruptions in service and fluctuations in tariffs or volumes on third-party pipelines; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; the successful integration and future performance of acquired assets or businesses; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; shortages or cost increases of supplies, materials or labor; weather interference with business operations or project construction; our ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the availability of, and our ability to consummate, acquisition or combination opportunities; the operations or financial performance of assets or businesses that we acquire; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; increased costs or unavailability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plan; and other factors and uncertainties inherent in the ownership, development and operation of natural gas storage facilities discussed in the Partnership’s filings with the Securities and Exchange Commission.

PAA Natural Gas Storage, L.P. is a publicly traded master limited partnership engaged in the development, acquisition, operation and commercial management of natural gas storage facilities. The Partnership currently owns and operates three natural gas storage facilities located in Louisiana, Mississippi and Michigan.  The Partnership’s general partner, as well as the majority of the Partnership’s limited partner interests, is owned by Plains All American Pipeline, L.P. PNG is headquartered in Houston, TX.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

REVENUES (1)	$115,558	$100,141	$244,491	$208,863
COSTS AND EXPENSES:
Storage-related costs (2)	77,498	64,510	167,309	138,365
Field operating costs	3,863	3,009	7,253	6,056
General and administrative expenses	5,034	4,616	10,754	9,663
Depreciation, depletion and amortization	9,845	9,318	19,484	18,394
Total costs and expenses	96,240	81,453	204,800	172,478
Operating income	19,318	18,688	39,691	36,385
OTHER INCOME / (EXPENSE):
Interest expense, net of capitalized interest	(2,730)	(1,709)	(5,128)	(3,377)
Other income / (expense), net	(9)	28	(15)	17
Net income	$16,579	$17,007	$34,548	$33,025

CALCULATION OF LIMITED PARTNER NET INCOME:
Net income	$16,579	$17,007	$34,548	$33,025
General partner’s incentive distribution	(232)	(222)	(454)	(444)
General partner’s 2% ownership interest	(327)	(336)	(682)	(652)
Net income available to limited partners	16,020	16,449	33,412	31,929
Undistributed earnings allocated and distributions to participating securities(3)	(149)	(83)	(315)	(165)
Net income available to limited partners in accordance with application of the two-class method for MLPs	$15,871	$16,366	$33,097	$31,764

Basic weighted average number of limited partner units outstanding (4)	72,418	71,128	71,784	71,128
Effect of dilutive securities:
Weighted average LTIP units	270	124	257	117
Weighted average number of diluted limited partner units outstanding (4)	72,688	71,252	72,041	71,245

Net income per basic limited partner unit (4)	$0.22	$0.23	$0.46	$0.45
Net income per diluted limited partner unit (4)	$0.22	$0.23	$0.46	$0.45

ADJUSTED RESULTS
(In thousands, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Adjusted net income	$18,011	$18,642	$37,527	$35,713
Adjusted net income per diluted limited partner unit (4)	$0.24	$0.25	$0.50	$0.48
Adjusted EBITDA	$30,586	$29,669	$62,139	$57,484

(1)  Includes revenues associated with sales of natural gas through commercial marketing activities.

(2)  Includes costs associated with sales of natural gas through commercial marketing activities.

(3)  Participating securities consist of LTIP awards containing vested distribution equivalent rights which entitle the grantee to a cash payment equal to the cash distribution paid on our outstanding common units.

(4)  The calculation includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

OPERATING DATA

(in thousands, except capacity and operating metric data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net revenue margin (1)(2)	$38,063	$36,173	$77,373	$71,054
Field operating costs / G&A / Other	(7,477)	(6,504)	(15,234)	(13,570)
Adjusted EBITDA	$30,586	$29,669	$62,139	$57,484

Average working storage capacity (Bcf)	97	80	95	78

Monthly Operating Metrics ($/Mcf):
Net revenue margin (1)(2)	$0.13	$0.15	$0.14	$0.15
Field operating costs / G&A / Other	(0.03)	(0.03)	(0.03)	(0.03)
Adjusted EBITDA	$0.10	$0.12	$0.11	$0.12

(1)  Net revenue margin equals revenues minus storage-related costs.

(2)  Excludes the impact of mark-to-market of open derivative positions.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED BALANCE SHEET DATA

(in thousands)

	June 30,	December 31,
	2013	2012
ASSETS
Current assets	$85,587	$94,393
Property and equipment, net	1,321,503	1,313,918
Base gas	58,297	54,091
Goodwill, intangibles and other assets, net	397,331	406,667

Total assets	$1,862,718	$1,869,069

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$82,921	$104,336
Note payable to PAA	200,000	200,000
Long-term debt under credit agreements	296,928	305,385
Other long-term liabilities	8,705	8,406
Total liabilities	588,554	618,127

Total partners’ capital	1,274,164	1,250,942

Total liabilities and partners’ capital	$1,862,718	$1,869,069

CREDIT RATIO
Long-term debt / Total long-term book capitalization(1)	28%	29%

(1) Total long-term book capitalization is the sum of PNG’s long-term debt and total partner’s capital.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY

(in thousands, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Selected Items Impacting Comparability - Income / (Expense):
Equity-indexed compensation expense	$(1,429)	$(1,093)	$(2,788)	$(2,132)
Mark-to-market of open derivative positions	(3)	(542)	(191)	(556)
Selected items impacting comparability	$(1,432)	$(1,635)	$(2,979)	$(2,688)

Selected items impacting comparability	$(1,432)	$(1,635)	$(2,979)	$(2,688)
Less: GP 2% share of selected items impacting comparability	29	33	60	54
LP 98% share of selected items impacting comparability	$(1,403)	$(1,602)	$(2,919)	$(2,634)

Impact to net income per basic limited partner unit (1)	$(0.02)	$(0.02)	$(0.04)	$(0.03)
Impact to net income per diluted limited partner unit (1)	$(0.02)	$(0.02)	$(0.04)	$(0.03)

(1) The calculation includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(in thousands, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Distributable cash flow (“DCF”)
Net Income	$16,579	$17,007	$34,548	$33,025
Depreciation, depletion and amortization	9,845	9,318	19,484	18,394
Equity-indexed compensation expense, net of cash payments	379	508	1,878	1,454
Maintenance capital expenditures	(67)	(190)	(217)	(372)
Income tax expense	-	-	-	556
Mark-to-market on open derivative positions	3	542	191	-
DCF	$26,739	$27,185	$55,884	$53,057

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income and earnings per limited partner unit excluding selected items impacting comparability:
Net Income	$16,579	$17,007	$34,548	$33,025
Selected items impacting comparability	1,432	1,635	2,979	2,688
Adjusted Net Income	$18,011	$18,642	$37,527	$35,713

Depreciation, depletion and amortization	$9,845	$9,318	$19,484	$18,394
Interest expense, net of capitalized interest	2,730	1,709	5,128	3,377
Adjusted EBITDA	$30,586	$29,669	$62,139	$57,484

Selected items impacting comparability	(1,432)	(1,635)	(2,979)	(2,688)
EBITDA	$29,154	$28,034	$59,160	$54,796

Net income available to limited partners in accordance with application of the two-class method for MLPs	$15,871	$16,366	$33,097	$31,764
Limited partners’ 98% of selected items impacting comparability	1,403	1,602	2,919	2,634
Adjusted limited partners’ net income	$17,274	$17,968	$36,016	$34,398

Adjusted net income per basic limited partner unit (1)	$0.24	$0.25	$0.50	$0.48

Adjusted net income per diluted limited partner unit (1)	$0.24	$0.25	$0.50	$0.48

Basic weighted average units outstanding (1)	72,418	71,128	71,784	71,128

Diluted weighted average units outstanding (1)	72,688	71,252	72,041	71,245

(1) The calculation includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

Contacts:	Roy I. Lamoreaux	Al Swanson

	Director, Investor Relations	Executive Vice President, CFO

	713/646-4222 – 800/564-3036	800/564-3036

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036